EXHIBIT 21


                SUBSIDIARIES OF MIRAGE RESORTS, INCORPORATED



-  AC HOLDING CORP.
    a Nevada corporation
-  AC HOLDING CORP. II
    a Nevada corporation
-  THE APRIL COOK COMPANIES
    a Nevada corporation
-  ATLANDIA DESIGN AND FURNISHINGS, INC.
    a Nevada corporation
-  BEAU RIVAGE DISTRIBUTION CORP. (1)
    a Mississippi corporation
-  BEAU RIVAGE RESORTS, INC. (2)
    a Mississippi corporation
    d.b.a. Beau Rivage
-  BELLAGIO
    a Nevada corporation
-  BOARDWALK CASINO, INC.
    a Nevada corporation
    d.b.a. Holiday Inn -Registered Trademark- Casino Boardwalk
-  GNL, CORP.
    a Nevada corporation
    d.b.a. Golden Nugget-Laughlin
-  GNLV, CORP.
    a Nevada corporation
    d.b.a. Golden Nugget
-  GOLDEN NUGGET AVIATION CORP.
    a Nevada corporation
-  GOLDEN NUGGET MANUFACTURING CORP. (2)
    a Nevada corporation
-  LV CONCRETE CORP.
    a Nevada corporation
-  MAC, CORP.
    a New Jersey corporation
-  MH, INC. (3)
    a Nevada corporation
    d.b.a. Shadow Creek
-  THE MIRAGE CASINO-HOTEL
    a Nevada corporation
    d.b.a. The Mirage
-  MIRAGE LEASING CORP.
    a Nevada corporation
-  MRGS CORP. (4)
    a Nevada corporation
-  RESTAURANT VENTURES OF NEVADA, INC.
    a Nevada corporation
-  TREASURE ISLAND CORP. (3)
    a Nevada corporation
    d.b.a. Treasure Island at The Mirage
______________________________

(1)  100% of the voting securities are owned by Beau Rivage Resorts, Inc.
(2)  100% of the voting securities are owned by GNLV, CORP.
(3)  100% of the voting securities are owned by THE MIRAGE CASINO-HOTEL.
(4)  100% of the voting securities are owned by Bellagio.